CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference of our report, which contained a qualification with respect to on going concern considerations, dated May 9, 2000, except for the fifth paragraph of Note 2, as to which the date is July 26, 2000, relating to the consolidated financial statements of Westmark Group Holdings, Inc. and Subsidiary appearing in such company's Annual Report on Form 10-KSB for the year ended December 31, 1999.




                                               /s/ Rachlin Cohen & Holtz LLP
                                               ------------------------------
                                               RACHLIN COHEN & HOLTZ LLP



Fort Lauderdale, Florida
August 18, 2000